UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Lucid Group, Inc.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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LUCID GROUP, INC.
7373 Gateway Boulevard
Newark, CA 94560
[  ] 2025
Dear Fellow Stockholder:
We cordially invite you to a special meeting (the “Special Meeting”) of stockholders of Lucid Group, Inc. (the “Company”), which will be held virtually at 9:00 a.m. Pacific Time on August 18, 2025. All stockholders of record at the close of business on July 25, 2025, are entitled to vote at the Special Meeting. The formal meeting notice and Proxy Statement are attached. The Special Meeting will be held to consider and vote on the following proposal:
Proposal 1:   Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock.
Sincerely,

Marc Winterhoff
Interim Chief Executive Officer

LUCID GROUP, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 18, 2025
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Lucid Group, Inc., a Delaware corporation (the “Company”), will be held as a virtual meeting at 9:00 a.m. Pacific Time on August 18, 2025, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
Proposal 1:   Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock.
All stockholders of record at the close of business on July 25, 2025, are entitled to notice of and to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.
We cordially invite all stockholders to attend the Special Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted during the meeting. As an alternative to voting online during the Special Meeting, you can vote your shares electronically over the internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 3 of the Proxy Statement.
By Order of the Board of Directors,

Marc Winterhoff
Interim Chief Executive Officer
Newark, California
[   ] 2025
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY EMAIL, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LUCID GROUP, INC.
7373 Gateway Boulevard
Newark, CA 94560
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
VOTING AND PROXY
This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by Lucid Group, Inc.’s (“we,” “us,” the “Company,” or “Lucid”) Board of Directors (“Board”) for use at a special meeting of stockholders (the “Special Meeting”) to be held virtually on August 18, 2025, and at any adjournment(s) or postponement(s) of the Special Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about [   ] 2025. Our stockholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.
The Special Meeting will be held online in a virtual-only format via webcast. Access to the Special Meeting will be provided via a secure link, which will be sent by email upon successful registration. Lucid stockholders as of the record date of July 25, 2025, can participate in the Special Meeting online, including to vote your shares electronically and/or submit questions during the Special Meeting.
Special Meeting attendants must be a stockholder on the record date and have previously registered for the Special Meeting. Stockholders can register for the Special Meeting by visiting www.register.proxypush.com/LCID and using your 11-digit control number located in your proxy materials. Registered stockholders will receive a confirmation e-mail and Special Meeting instructions.
Upon successful registration, you can participate in the Special Meeting using the secure link provided in the confirmation email. To join the meeting, please enter the same 11-digit control number used during registration. Beneficial stockholders without an 11-digit control number should follow the instructions provided on the voting instruction form.
Electronic entry to the Special Meeting will begin at 8:45 a.m. Pacific Time and the Special Meeting will begin promptly at 9:00 a.m. Pacific Time.
The Board solicits this proxy and urges immediate voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON AUGUST 18, 2025
You are encouraged to review all of the important information contained in the proxy materials before voting.
What items will be voted on at the Special Meeting?
Stockholders will vote on the following item at the Special Meeting:
Proposal 1:   Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock.
What are the Board’s Voting Recommendations?
The Board recommends that you vote your shares “FOR” Proposal No. 1.
Who is entitled to vote?
To be able to vote, you must have been a stockholder on July 25, 2025, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, [  ] shares of our voting Class A common stock, par value $0.0001 per share, each with one vote per share (“common stock”), were outstanding.
How many votes do I have?
Holders of common stock will vote at the Special Meeting on all matters. Each share of common stock is entitled to one vote.
What is a quorum?
For business to be conducted at the Special Meeting, a quorum must be present. The presence at the Special Meeting, either online or by proxy, of holders of shares of outstanding common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing [  ] votes must be present online or by proxy at the Special Meeting to constitute a quorum.
Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.
If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.
What are abstentions and broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Brokers, banks or other nominees have discretionary authority to vote shares for which their customers do not provide voting instructions on matters that are considered “routine.” On non-routine proposals, such “uninstructed shares” may not be voted by such brokers, banks or nominees. Proposal No.1 is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
What are the general effects of abstentions and broker non-votes?
Abstentions:   Under Delaware law (under which we are incorporated), abstentions are counted as shares present and entitled to vote at the Special Meeting, but they are not counted as shares cast. Our

Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 1.
Broker Non-Votes:   A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine.” Proposal No. 1 is considered routine. Consequently, a broker will have discretionary voting power to vote on Proposal No. 1 so we do not anticipate any broker non-votes.
What vote is required to approve Proposal No. 1?
The approval of the proposal to authorize our Board to effect a Reverse Stock Split will require the affirmative vote of a majority of the votes of the shares of our common stock cast at the Special Meeting online or represented by proxy and entitled to vote. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal No. 1.
How do I vote?
If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the internet you may vote electronically over the internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the internet or by email, or by completing and mailing the proxy card provided. The website identified in our proxy card provides specific instructions on how to vote electronically over the internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials.
If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. If you receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will also receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.
Stockholders who have previously elected to access our proxy materials electronically over the internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.
Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically, by mail or by email will be counted in the quorum and voted. The voting facilities will close at 11:59 p.m. Pacific Time, August 13, 2025 for shares held in an equity plan.
Stockholders who vote over the internet or by email need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from internet service providers. You may also vote your shares online during the Special Meeting. If your shares are held in street name and you wish to vote online during the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and vote it during the Special Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.
What if I receive more than one email notice, proxy card or voting instruction form?
If you receive more than one email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.
Who will count the votes and how will my vote(s) be counted?
All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Special Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the approval of all of the proposals, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting, as well as any procedural matters.
Can I change my vote after I have voted?
If your shares are registered in your name, you may revoke or change your vote at any time before the Special Meeting by voting again electronically over the internet or by email, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Lucid Group, Inc., 7373 Gateway Boulevard, Newark, CA 94560. If you are a registered stockholder and attend the Special Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote during the Special Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Special Meeting. Please note that if your shares are held in street name, your vote online during the Special Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.
Who will bear the cost of soliciting proxies?
We will bear the entire cost of soliciting proxies for the Special Meeting, including the cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.
The matters to be considered and acted upon at the Special Meeting are referred to in the preceding notice and are discussed below more fully.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

PROPOSAL ONE
TO APPROVE AN AMENDMENT TO THE COMPANY’S
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S
COMMON STOCK
Our Board has approved and recommended that our stockholders approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Class A common stock, par value $0.0001 per share (“common stock”), at a ratio of one-for-ten (1:10) (the “Exchange Ratio”). On July 3, 2025, the Board unanimously adopted a resolution approving the Reverse Stock Split and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split. The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then it will become effective upon the filing of the amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the Exchange Ratio. The total number of authorized shares of common stock, however, would remain unchanged at its current total of 15,000,000,000. The form of certificate of amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement.
Purpose and Background of the Reverse Stock Split
The Board’s primary objective in proposing the Reverse Stock Split is to increase the per share trading price of the Company’s common stock. The Board believes that a reduction in the number of outstanding shares, coupled with an increase in the per-share price, would enhance the market perception of our common stock, particularly among institutional investors and other sophisticated market participants. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are restricted by internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Therefore, the Reverse Stock Split is expected to improve our ability to access capital markets by enabling the issuance of additional authorized shares at more viable pricing levels. The closing sale price of our common stock on July 16, 2025, was $2.29 per share. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the common stock.
Furthermore, the Reverse Stock Split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible into or exercisable for shares of common stock, in equity financing transactions.
If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that a reverse stock split would be in the best interests of the Company and our stockholders at that time. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Charter with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.
Material Effects of Proposed Reverse Stock Split
The Board believes that the Reverse Stock Split will increase the price level of the common stock in order to, among other things, generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the common stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the Nasdaq. The market price of the common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the fewer number of shares of common stock that will be available to trade will possibly cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional and other investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described in this Proxy Statement.
The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares of common stock otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders of common stock, and then pay each such holder the applicable pro rata portion of the sale proceeds.
In addition, all outstanding options, restricted stock units and performance-based restricted stock units (“PSUs”) granted under the Equity Plans (as defined below) (such outstanding equity awards, collectively, the “Outstanding Equity Awards”) entitling the holders thereof to acquire, through purchase, exercise, vesting and settlement, exchange or otherwise, shares of common stock, will be adjusted by action of the Board’s Compensation and Human Capital Committee (the “Compensation Committee”) based on the Exchange Ratio. The Compensation Committee, pursuant to its role as the administrator of the Equity Plans, is authorized to determine certain equitable or proportional adjustments to the Outstanding Equity Awards and the Equity Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Equity Plans (to the extent awards are permitted to be granted thereunder), the number of shares subject to the Outstanding Equity Awards, and the exercise price and/or purchase price relating to such awards, as applicable, are expected to be equitably or proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares, if any, that result from such adjustments to Outstanding Equity Awards.
For illustrative purposes only, if a 1-for-10 reverse stock split is effected, the [  ] shares that remain available for issuance under the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan, including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan attached thereto (which number does not include shares subject to Outstanding Equity Awards) as of the record date is expected to be adjusted to [  ] shares, subject to increase when shares recycle back to such plan in accordance with its terms. Further, for illustrative purposes only, if a 1-for-10 reverse stock split is effected, an outstanding stock option for 1,000 shares, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 reverse stock split ratio into an option exercisable for 100 shares at an exercise price of $10.00 per share.
“Equity Plans” means the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan, including the Lucid Group, Inc. Amended and Restated 2021 Employee Stock Purchase Plan attached thereto, Atieva, Inc. 2009 Share Plan, Atieva Inc. 2014 Share Plan, and Atieva, Inc. 2021 Stock Incentive Plan, in each case, as amended. As of the record date, the following numbers of shares were subject to Outstanding Equity Awards under the Equity Plans: [  ] options, [  ] shares of restricted stock, [  ] restricted stock units and [  ] PSUs (assuming target performance).
The number of outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will not be impacted by the Reverse Stock Split. However, the conversion price of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will adjust based upon the Exchange Ratio and in each case pursuant to the terms of their respective Certificate of Designations such that, following the Reverse Stock Split, the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be convertible into a proportionately fewer number of shares of common stock.
The conversion rate, and thus, the number of shares of Common Stock issuable upon exercise of the Company’s 1.25% Convertible Senior Notes due 2026 and 5.00% Convertible Senior Notes due 2030 will be proportionately adjusted to reflect the Reverse Stock Split, in each case pursuant to the terms of their respective Indenture. The Company’s outstanding privately placed common stock warrants (the “Private Placement Warrants”) will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Private Placement Warrants and their exercise prices per share, in each case in accordance with the terms of the Warrant Agreement governing the Private Placement Warrants.
The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.
The Reverse Stock Split will not affect the par value of the common stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the common stock will be reduced based on the Exchange Ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.
The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. Each stockholder’s percentage ownership of the Company based on holdings of common stock will not be altered, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.
Because the Company will not reduce the number of authorized shares of common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of common stock as a result of the Reverse Stock Split. These authorized shares of common stock may be issued at the discretion of the Board, subject to applicable limitations. Any future issuances of shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Charter amendment authorizing the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the proposed Charter amendment provides that the number of authorized shares of common stock remains at 15,000,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our common stock in relation to the number of outstanding shares of our common stock after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to lower the number of shares outstanding and to increase the per share trading price of our common stock. However, a relative increase in the number of our authorized shares of common stock could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of common stock for anti-takeover purposes, and the proposed amendment to the Charter is not part of a plan by the Board to adopt any anti-takeover provisions. However, if the proposed amendment is approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.
Procedure for Effecting Reverse Stock Split
If the Reverse Stock Split is approved by the Company’s stockholders, and the Board or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Charter, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.
As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Equiniti Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our common stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock because the exchange will be automatic.
Fractional Shares
The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company will make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder the applicable pro rata portion of the sale proceeds. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.
Criteria to Be Used for Decision to Apply the Reverse Stock Split
If the stockholders approve the Reverse Stock Split, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split, the Board or an authorized committee thereof will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, actual or forecasted results of operations, the Nasdaq listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.
No Dissenter’s Rights
Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.
Interest of Certain Persons in Matters to be Acted Upon
Our directors and executive officers have no material interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock they own and equity awards granted to them under the Equity Plans.
U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain U.S. federal income tax considerations related to the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this Proxy Statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split.
This discussion is intended to provide only a general summary and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Reverse Stock Split. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax rules, including, without limitation: (a) partnerships, subchapter S corporations, trusts or other pass-through entities or investors therein; (b) brokers or dealers in securities; (c) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (d) banks or other financial institutions; (e) insurance companies; (f) mutual funds; (g) tax exempt organizations or pension funds; (h) “controlled foreign corporations” or “passive foreign investment companies,” as defined in the Code; (i) U.S. expatriates; (j) stockholders whose functional currency is not the U.S. dollar; (k) real estate investment trusts; (l) regulated investment companies; (m) grantor trusts; (n) stockholders who actually or constructively own 10 percent or more of our voting stock; or (o) persons who hold our common stock as part of a hedging, straddle, conversion or other risk reduction transaction. The following discussion does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, the alternative minimum tax, or the Medicare tax on net investment income.
Tax Consequences to the Company
The Company will not recognize gain or loss as a result of the Reverse Stock Split.
Tax Consequences to U.S. Holders and Non-U.S. Holders on the Exchange of Common Stock Pursuant to the Reverse Stock Split
For purposes of the discussion below, a “U.S. holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder or non-U.S. holder generally will not recognize gain or loss on the Reverse Stock Split, except in respect of cash, if any, received in lieu of a fractional share interest as discussed below. A holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock exchanged therefor (excluding any portion of such basis allocated to fractional shares), and such holder’s holding period in the shares of our common stock received will include the holding period in the shares of our common stock exchanged.
Each holder of our common stock should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
Tax Consequences to U.S. Holders and Non-U.S. Holders on the Receipt of Cash in Lieu of Fractional Shares
U.S. Holders
A U.S. holder who receives cash in lieu of a fractional share of new common stock pursuant to the Reverse Stock Split will generally recognize taxable gain or loss equal to the difference between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock exchanged therefore allocated to the fractional share. The gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be long-term if the U.S. Holder’s holding period in the common stock exchanged exceeds one year at the time of exchange.
Non-U.S. Holders
A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reverse Stock Split, unless:
i.
the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate non-U.S. Holders, may also be subject to branch profits tax at a rate of 30%;

ii.
the non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain, which may be offset by U.S. source capital losses in certain circumstances, will generally be subject to U.S. federal income tax at a rate of 30%; or

iii.
the Company is, or at any point during the shorter of the five-year period ending on the date of disposition and the non-U.S. Holder’s holding period has been, a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) and, if our common stock is “regularly traded on an established securities market,” the non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock, in which case the gain will generally be subject to tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders. The Company does not believe that for U.S. federal income tax purposes it was a “U.S. real property holding corporation” at any time during the five-year period preceding the Reverse Stock Split, and believes that it currently is not a “U.S. real property holding corporation.”
Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND OWNERSHIP OF OUR COMMON STOCK.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S CLASS A COMMON STOCK

OTHER INFORMATION
Available Information
We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on the SEC’s website and our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein. Our common stock trades on Nasdaq under the symbol “LCID.”

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LUCID GROUP, INC.
[    ] 2025
Lucid Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:   Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”), each ten (10) shares of the Corporation’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
SECOND:   This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on August 18, 2025, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the date first written above.
LUCID GROUP, INC.
By:

Name:
Brian K. Tomkiel

Title:
General Counsel and Secretary

A-1

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If jointly owned, each joint owner should sign. Trustees, adminis trators, or other fiduciaries, should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card. : INTERNET/MOBILE – www.proxypush.com/LCID Use the Internet to vote your proxy. (PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy. * MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided by August 17, 2025. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 For shares held through an equity plan, voting instructions by proxy card, telephone or Internet must be provided by 11:59 p.m. (Pacific Time), on August 13, 2025. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR Proposal 1. 1. Approval of an amendment to Lucid Group, Inc.’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of Lucid Group, Inc.’s Class A common stock ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

Lucid Group, Inc. 7373 Gateway Blvd. Newark, CA 94560 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders of Lucid Group, Inc. on August 18, 2025. By signing the proxy, you revoke all prior proxies and appoint Taoufiq Boussaid and Brian Tomkiel, or either of them, each with full power of substitution and revocation and authorize them to vote all of the shares of common stock of Lucid Group, Inc. which you are entitled to vote at the Special Meeting of Stockholders on the matter shown on the reverse side and any other matters that may properly come before the Special Meeting of Stockholders and all adjournments or postponements thereof. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Proposal 1. See reverse for voting instructions. LUCID GROUP, INC. SPECIAL MEETING OF STOCKHOLDERS Monday, August 18, 2025 9:00 a.m. Pacific Time Virtual Special Meeting